Exhibit 10.30
Amendment No. RI0178A
AMENDMENT
TO THE
MASTER LOAN AGREEMENT
     THIS AMENDMENT is entered into as of June 11, 2007, between CoBANK, ACB (“CoBank”) and AMAIZING ENERGY DENISON, LLC (formerly known as Amaizing Energy, L.L.C.), Denison, Iowa (the “Company”).
BACKGROUND
     CoBank and the Company are parties to a Master Loan Agreement dated October 13, 2004 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:
1. Sections 8(I) and (J) of the MLA are hereby deleted in their entirety as follows:
     SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to, and with respect to Subsections 8(B) through 8(G) hereof, agrees to cause each Subsidiary to:
          (I) Plant Manager. Intentionally Omitted.
          (J) Marketing Contracts. Intentionally Omitted.
2. Section 8 of the MLA is hereby amended to add Subsection (L) as follows:
     SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to, and with respect to Subsections 8(B) through 8(G) hereof, agrees to cause each Subsidiary to:
     (L) Title Insurance. Provide to CoBank on or before October 1, 2007, an ALTA lender’s form of title insurance in the amount of $56,000,000.00 insuring the deed of trust or mortgage on the Company’s real property located near Denison, Iowa, as a first lien on the property, subject only to those exceptions approved in writing by CoBank.
2. Section 9(E) of the MLA is hereby amended and restated to read as follows:
     SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:
          (E) Loans and Investments. Make any loan or advance to any person or entity, or purchase any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in any person or entity, or form or create any partnerships or joint ventures except: (i) trade credit extended in the ordinary course of business; and (ii) loans or advances by the Company to Amaizing Energy Atlantic, LLC, provided such loans or advances are documented and secured in a manner acceptable to CoBank.

Amendment RI0178A to Master Loan Agreement RIO178
Amaizing Energy Denison, LLC
Denison, Iowa
3. Section 9(H) of the MLA is hereby deleted in its entirety as follows:
     SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:
          (H) Capital Expenditures. Intentionally Omitted.
4. Sections 10(A) and (B) of the MLA are hereby amended and restated to read as follows:
SECTION 10. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:
          (A) Working Capital. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 8(I1) hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $9,000,000.00, except that in determining current assets, any amount available under the Revolving Term Loan Supplement hereto (less the amount that would he considered a current liability under GAAP if fully advanced) may be included, and except that in determining current assets any loans or advances to Amaizing Energy Atlantic, LLC, shall be excluded.
          (B) Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 8(1-1) hereof, an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $66,000,000.00.
5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.
IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		AMAIZING ENERGY DENISON, LLC

By:	/s/ Penny Probasco	By:	/s/ Sam J. Cogdill

Title:	Assistant Corporate Secretary	Title:	Chairman, CEO